As filed with the Securities and Exchange Commission on January 18, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLACK STONE MINERALS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	47-1846692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 2020 Houston, Texas	77002
(Address of Principal Executive Office)	(Zip Code)

BLACK STONE MINERALS, L.P. LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Steve Putman

Senior Vice President, General Counsel, and Secretary

1001 Fannin Street, Suite 2020

Houston, Texas 77002

(Name and address of agent for service)

(713) 658-0647

(Telephone number, including area code, of agent for service)

Copy to:

Shane Tucker

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

(214) 220-7700

(Telephone Number, Including Area Code)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common units representing limited partner interests	10,000,000	$11.315	$113,150,000	$10,489.01

(1)

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement on Form S-8 (this “Registration Statement”) also covers such additional common units representing limited partner interests (“Units”) as may become issuable pursuant to the adjustment provisions of the Black Stone Minerals, L.P. Long-Term Incentive Plan (the “Plan”).

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The price for the Units being registered hereby is calculated on the basis of the average high and low sale prices of Black Stone Minerals, L.P.’s (the “Registrant’s”) common units on January 10, 2022 (a date within five business days prior to the date of filing this Registration Statement) as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering the offer and sale of an additional 10,000,000 Units that may be issued pursuant to the Plan, which Units consist of Units previously reserved and available for delivery with respect to awards under the Plan and additional Units that have or may again become available for delivery with respect to awards under the Plan pursuant to the Unit counting, Unit recycling and other terms and conditions of the Plan. Except as otherwise set forth below, the contents of the registration statement on Form S-8 (the “Prior Registration Statement”) previously filed with the Securities and Exchange Commission (the “Commission”) on of May 6, 2015 (File No. 333-203909), which registered the offer and sale of 17,420,310 Units under the Plan, is incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Black Stone Minerals GP, L.L.C., a Delaware limited liability company and the general partner of the Registrant, will provide all participants in the Plan with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with the rules and regulations of the Commission, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the Prior Registration Statement, including periodic reports that the Registrant filed after the Prior Registration Statements to maintain current information about the Registrant, are incorporated herein by reference and made a part of this Registration Statement.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Black Stone Minerals, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on March 19, 2015 (File No. 333-202875)).

4.2	Certificate of Amendment to Certificate of Limited Partnership of Black Stone Minerals, L.P. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on March 19, 2015 (File No. 333-202875)).

4.3	First Amended and Restated Agreement of Limited Partnership of Black Stone Minerals, L.P., dated May 6, 2015, by and among Black Stone Minerals GP, L.L.C. and Black Stone Minerals Company, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 6, 2015 (File No. 001-37362)).

4.4	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of Black Stone Minerals, L.P., dated April 15, 2016 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on April 19, 2016 (File No. 001-37362)).

4.5	Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of Black Stone Minerals, L.P., dated November 28, 2017 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on November 29, 2017 (File No. 001-37362)).

4.6	Amendment No. 3 to First Amended and Restated Agreement of Limited Partnership of Black Stone Minerals, L.P., dated December 11, 2017 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on December 12, 2017 (File No. 001-37362)).

4.7	Amendment No. 4 to First Amended and Restated Agreement of Limited Partnership of Black Stone Minerals, L.P., dated April 22, 2020 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on April 24, 2020 (File No. 001-37362)).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement).

24.1*	Powers of Attorney (included on the signature page hereof).

99.1	Black Stone Minerals, L.P. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 6, 2015 (File No. 001-37362)).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 18, 2022.

BLACK STONE MINERALS, L.P.

By:	Black Stone Minerals GP, L.L.C.,
its general partner

By:	/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints each of Thomas L. Carter, Jeffrey P. Wood, and Steve Putman, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Thomas L. Carter, Jr. Thomas L. Carter, Jr.	Chief Executive Officer and Chairman (Principal Executive Officer)	January 18, 2022

/s/ Jeffrey P. Wood Jeffrey P. Wood	President and Chief Financial Officer (Principal Financial Officer)	January 18, 2022

/s/ Dawn K. Smajstrla Dawn K. Smajstrla	Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 18, 2022

/s/ Carin M. Barth Carin M. Barth	Director	January 18, 2022

/s/ D. Mark DeWalch D. Mark DeWalch	Director	January 18, 2022

/s/ Jerry V. Kyle, Jr. Jerry V. Kyle, Jr.	Director	January 18, 2022

/s/ Michael C. Linn Michael C. Linn	Director	January 18, 2022

/s/ John H. Longmaid John H. Longmaid	Director	January 18, 2022

/s/ William N. Mathis William N. Mathis	Director	January 18, 2022

/s/ William E. Randall William E. Randall	Director	January 18, 2022

/s/ Alexander D. Stuart Alexander D. Stuart	Director	January 18, 2022

/s/ Allison K. Thacker Allison K. Thacker	Director	January 18, 2022